EXHIBIT 10.34c

AMENDMENT NO. 3

AMENDMENT AGREEMENT NO. 3, dated as of March 16, 2009 (this “Agreement”) to the Revolving Credit Agreement, dated as of October 24, 2006, as amended as of March 16, 2008 and as of April 24, 2008 (as so amended, the “Credit Agreement”), among The PMI Group, Inc., a Delaware corporation (the “Borrower”), the lenders referred to therein (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, together with any successor in such capacity, the “Administrative Agent”).

INTRODUCTORY STATEMENTS

All capitalized terms not otherwise defined in this Agreement are used herein as defined in the Credit Agreement.

The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as hereinafter set forth.

Subject to the terms and conditions hereof, the Lenders signatory to this Agreement are willing to agree to such amendments, but only upon the terms and conditions set forth herein.

In consideration of the mutual agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(A) Section 7.06(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Adjusted Consolidated Net Worth. Permit Adjusted Consolidated Net Worth to be less than (i) $1,200,000,000 at any time on or prior to April 15, 2009 and (ii) $1,505,000,000 at any time thereafter.

(B) Section 7.06(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b) Maximum Risk to Statutory Capital Ratio. Permit the Risk to Capital Ratio of PMI Mortgage Insurance Co. to be greater than (i) 24.0 to 1.0 at any time on or prior to April 15, 2009 and (ii) 20:1 to 1.0 at any time thereafter.

(C) Section 8.01(o) of the Credit Agreement is hereby amended in its entirety to read as follows:

(o) Maintenance of Ratings. PMI Insurance shall at any time after April 15, 2009 fail to maintain (i) a financial strength rating of at least Baa from Moody’s and (ii) a financial strength rating of at least BBB from S&P. For the avoidance of doubt, it shall not be an Event of Default if PMI Insurance maintains a financial strength rating of at least Baa from Moody’s or a financial strength rating of at least BBB from S&P.

SECTION 2. Agreement with Respect to Extensions of Credit. Without limiting or waiving the terms and provisions of the Credit Agreement, the Borrower hereby agrees that it shall not at any time seek, and shall not be entitled, to borrow any Loan or to have any Letter of Credit issued, amended, renewed or extended (other than the renewal of a Letter of Credit outstanding on the Amendment No. 3 Effective Date so long as the face amount thereof is not increased in connection therewith, or a Loan made pursuant to Section 2.13(c) of the Credit Agreement to refinance an Unreimbursed Amount), unless at such time and after giving effect to such borrowing, issuance, amendment, renewal or extension (i) Adjusted Consolidated Net Worth is at least $1,505,000,000, (ii) the Risk to Capital Ratio of PMI Mortgage Insurance Co. is not greater than 20.0 to 1.0 and (iii) PMI Insurance maintains a financial strength rating of at least (x) Baa from Moody’s or (y) BBB from S&P.

SECTION 3. Agreement with Respect to Investments. Without limiting or waiving the terms and provisions of the Credit Agreement, the Borrower hereby agrees that it shall not at any time make directly or indirectly any Investment in any Subsidiary or Affiliate of the Borrower, unless at such time and after giving effect to such Investment (i) Adjusted Consolidated Net Worth is at least $1,505,000,000, (ii) the Risk to Capital Ratio of PMI Mortgage Insurance Co. is not greater than 20.0 to 1.0 and (iii) PMI Insurance maintains a financial strength rating of at least (x) Baa from Moody’s or (y) BBB from S&P.

SECTION 4. Representations and Warranties. The Borrower represents and warrants, as of the date hereof and as of the Amendment No. 3 Effective Date, to the Administrative Agent, the L/C Issuer and the Lenders that:

(A) the execution, delivery and performance by the Borrower of this Agreement, the Credit Agreement as modified by this Agreement and any other documents or instruments delivered pursuant to Section 5 hereof (i) have been duly authorized by all requisite corporate action on the part of the Borrower; and (ii) will not violate (x) any provision of any statute, rule or regulation, or any Organizational Document of the Borrower, (y) any applicable order of any court or any rule, regulation or order of any other agency of government, or (z) any indenture, agreement or other instrument to which Borrower is a party or by which the Borrower or any of its property is bound, or be in conflict with, result in a breach of, constitute (with notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, or other instrument;

(B) upon the occurrence of the Amendment No. 3 Effective Date, this Agreement and each other agreement delivered pursuant to Section 5 hereof will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(C) no Default or Event of Default has occurred and is continuing under the Credit Agreement prior to giving effect to this Agreement; and

(D) the Borrower has obtained all consents and waivers from any Persons necessary for the execution, delivery and performance of this Agreement and any other document or transaction contemplated hereby.

SECTION 5. Effective Date. This Agreement shall not become effective until the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the “Amendment No. 3 Effective Date”):

(A) The Administrative Agent shall have received fully executed counterparts of this Agreement executed by (i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders.

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(B) All representations and warranties contained in Section 4 of this Agreement shall be true.

SECTION 6. CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. THE BORROWER HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT) WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND ALL OF THE AFFILIATES OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS, AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE AMENDMENT NO. 3 EFFECTIVE DATE OR (Y) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE AMENDMENT NO. 3 EFFECTIVE DATE.

SECTION 7. Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent and each Lender in connection with the preparation, execution and delivery of this Agreement, the Security Documents and any other documentation contemplated hereby or thereby (whether or not this Agreement or any Security Document becomes effective or the transactions contemplated hereby or thereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, (i) the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent and (ii) the reasonable fees and disbursements of any other counsel to the Administrative Agent or any Lender. Without limiting the generality of the foregoing, the Borrower agrees that any reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender in connection with the Credit Agreement for which the Borrower has received documentation by 9:00 a.m. (California time) on March 16, 2009 will be paid by wire transfer by the close of business on March 16, 2009.

SECTION 8. Limited Modification; Ratification of Credit Agreement.

(A) Except to the extent hereby expressly modified, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed.

(B) This Agreement shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent, the L/C Issuer or the Lenders or (ii) to prejudice any right or rights which the Administrative Agent, the L/C Issuer or

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the Lenders may now have or have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to in a Loan Document. The Administrative Agent, L/C Issuer and the Lenders hereby expressly reserve all of the Administrative Agent’s, the L/C Issuer’s or the Lenders’ (as applicable) respective rights and remedies under the Credit Agreement and each of the other Loan Documents, as well as under applicable law. No failure to exercise, delay in exercising or any singular or partial exercise, by the Administrative Agent, the L/C Issuer or any of the Lenders of any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof or in the case of a singular or partial exercise of a right, power or remedy, preclude any other or further exercise thereof of any other right, power or remedy, nor shall any of the Loan Documents be construed as a standstill or a forbearance by any of the Administrative Agent, the L/C Issuer or the Lenders of their rights and remedies thereunder. All remedies of the Administrative Agent, the L/C Issuer or the Lenders are cumulative and are not exclusive of any other remedies under any other Loan Document or provided by applicable law. Except to the extent hereby modified, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Agreement are hereby ratified and confirmed. As used in the Credit Agreement, the terms “Credit Agreement,” “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof,” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Agreement. Reference to the terms “Agreement” or “Credit Agreement” appearing in the Exhibits or Schedules to the Credit Agreement or in the other Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Agreement. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for, or against, any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. The Administrative Agent shall promptly notify the Borrower of the occurrence of the Amendment No. 3 Effective Date.

SECTION 10. Loan Document. This Agreement is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 11. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 13. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 14. Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.

BORROWER:

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Lender and L/C Issuer

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ Francisco Casal
Name:	Francisco Casal
Title:	Director

GOLDMAN SACHS LENDING PARTNERS, LLC

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	/s/ Erin O’Rourke
Name:	Erin O’Rourke
Title:	Executive Director

THE BANK OF NEW YORK

By:	/s/ Jeff Dickson
Name:	Jeff Dickson
Title: